UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 18, 2006

SUMMIT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-11986	75-1694807

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

3880 Hulen Street, Fort Worth, Texas 76107

(Address of principal executive offices)

(817) 336-6817

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          On April 18, 2006, the shareholders of Summit Bancshares, Inc. (the “Corporation”) approved the 2006 Long-Term Incentive Plan of the Corporation (the “2006 Plan”).  The 2006 Plan replaced the 1997 Incentive Stock Option Plan of the Corporation (the “1997 Plan”).  The following brief description of the terms and conditions of the 2006 Plan is qualified in its entirety by reference to the 2006 Plan, which is incorporated in this Item 1.01 by reference from Exhibit 1 to the Corporation’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 24, 2006.

          The 2006 Plan is intended to enable the Corporation to remain competitive and innovative in its ability to attract, motivate, reward and retain the services of key employees.  The 2006 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be paid in cash or stock.  The 2006 Plan is expected to provide flexibility to the Corporation’s compensation methods in order to adapt the compensation of key employees to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws.

          Subject to certain adjustments, the number of the Corporation’s shares of common stock that may be issued pursuant to awards under the 2006 Plan is 1,250,000 shares, less the total number of shares of common stock issued pursuant to the 2006 Plan after the effective date of the 2006 Plan or issuable upon the exercise of awards granted under the 1997 Plan.  As of April 18, 2006, there were 588,704 shares issuable upon the exercise of awards granted under the 1997 Plan, which means that, as of April 18, 2006, there were 661,296 shares of common stock that may be issued pursuant to awards under the 2006 Plan.  Shares are counted only to the extent they are actually issued.  If shares are issued and reacquired by the Corporation under the 2006 Plan or the 1997 Plan, such shares would be available for issuance under the 2006 Plan.  Shares tendered in payment of the purchase price of an award or to satisfy tax withholding obligations, or shares covered by an award that is settled in cash, would be available for awards under the 2006 Plan.

          The Compensation and Benefits Committee of the Board of Directors of the Corporation (the “Compensation Committee”) has been designated by the Board of Directors to administer the 2006 Plan.  The Compensation Committee, in its discretion, has authority to (i) interpret the 2006 Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the 2006 Plan, (iii) establish performance goals for an award pursuant to the 2006 Plan and certify the extent of a participant’s achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the 2006 Plan.  The Compensation Committee may grant stock options, stock appreciation rights, restricted stock, and other forms of awards pursuant to the 2006 Plan.  A copy of each of the Form of Incentive Stock Option Agreement, the Form of Stock Appreciation Rights Agreement, and the Form of Restricted Stock Award Agreement is furnished as, and incorporated in this Item 1.01 by reference from, Exhibits 10.2, 10.3, and 10.4, respectively, to this Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

          On March 17, 2006, upon recommendation of the Compensation Committee, the Board of Directors approved the termination of the 1997 Plan, effective upon the date of shareholder approval of the 2006 Plan.  The shareholders of the Corporation approved the 2006 Plan on April 18, 2006.    No additional awards can be granted pursuant to the 1997 Plan.  See Item 1.01 of this report.  The information in Item 1.01 of this report is incorporated in this Item 1.02 by reference.

Item 9.01	Financial Statements and Exhibits.

            (d)     Exhibits.

Exhibit No.	Description of Exhibit

10.1

Summit Bancshares, Inc. 2006 Long-Term Incentive Plan (incorporated by reference from Exhibit 1 to the Definitive Proxy Statement filed by Summit Bancshares, Inc. with the Securities and Exchange Commission on March 24, 2006)

10.2	Form of Incentive Stock Option Agreement (furnished herewith and incorporated herein by reference)

10.3	Form of Stock Appreciation Rights Agreement (furnished herewith and incorporated herein by reference)

10.4	Form of Restricted Stock Award Agreement (furnished herewith and incorporated herein by reference)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT BANCSHARES, INC.

Date: April 20, 2006	By:	/s/ Bob G. Scott

	Name:	Bob G. Scott
	Title:	Chief Operating Officer